Exhibit 5.3
lionel sawyer & collins

SAMUEL S. LIONEL
GRANT SAWYER
    (1918-1996)
JON R. COLLINS
    (1923-1987)
RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
DAN R. REASER
PAUL E. LARSEN
ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. “PETE” GIBSON, III
CHARLES H. McCREA JR.
GREGORY E. SMITH
MALANI L. KOTCHKA
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
GREGORY R. GEMIGNANI
LINDA M. BULLEN
LAURA J. THALACKER
DOREEN SPEARS HARTWELL
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III
ERIN FLYNN
JENNIFER ROBERTS
MARK A. CLAYTON	ATTORNEYS AT LAW 1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com	MICHAEL D. KNOX
MEREDITH L. MARKWELL
DOUGLAS A. CANNON
RICHARD T. CUNNINGHAM
MATTHEW R. POLICASTRO
JENNIFER J. DiMARZIO
PEARL L.GALLAGHER
SUSAN L. MYERS
BRIAN S. PICK
JENNIFER L. BRASTER
LUCAS J. TUCKER
CHRISTOPHER WALTHER
KEVIN J. HEJMANOWSKI	KETAN D. BHIRUD
ROBERT W. HERNQUIST
TIMOTHY R. MULLINER
COURTNEY MILLER O’MARA
BRIAN H. SCHUSTERMAN
MOHAMED A. IQBAL, JR.
KELLY R. KICHLINE
MARK J. GARDBERG
JAMES B. GIBSON
GREG J. CARLSON
JING ZHAO
JOHN D. TENNERT

March 7, 2011	OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 mgoldstein@lionelsawyer.com
Rent-A-Center Texas, L.L.C.
5501 Headquarters Dr.
Plano, TX 75024
Our file 18977-04
Ladies and Gentlemen:
As special Nevada counsel for Rent-A-Center Texas, L.L.C., a Nevada limited liability company (the “Local Guarantor”) we are rendering this opinion in connection with the preparation by Rent-A-Center, Inc., a Delaware corporation (“RAC”), and certain subsidiary guarantors of RAC, including the Local Guarantor, of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “Registration Statement”) relating to the proposed exchange offer by RAC to issue up to $300,000,000 aggregate principal amount of 6.625% Senior Notes due 2020 (the “Exchange Notes”) and related guarantees in exchange for an equivalent principal amount of outstanding 6.625% Senior Notes due 2020 (the “Outstanding Notes”) and related guarantees that are validly tendered and not validly withdrawn prior to the consummation of the exchange offer.
     The Exchange Notes will be issued pursuant to an Indenture, dated as of November 2, 2010, among RAC, certain subsidiary guarantors of RAC, including the Local Guarantor, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) relating to the Outstanding Notes (“Indenture”). The Local Guarantor will issue a guarantee with respect to the Exchange Notes (the “Guarantee”).
RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

lionel sawyer & collins
ATTORNEYS AT LAW
Rent-A-Center Texas, L.L.C.
March 7, 2011

We have examined:
1. The Registration Statement;
2. the Indenture;
3. the Exchange Notes;
4. the Guarantee of the Local Guarantor as evidenced by the Indenture;
5. Articles of Organization for the Local Guarantor certified by the Nevada Secretary of State (the “Local Guarantor Articles of Organization”);
6. Good Standing Certificates for the Local Guarantor certified by the Nevada Secretary of State;
7. Resolutions for the Local Guarantor certified by an officer of the Local Guarantor;
8. Operating Agreement for the Local Guarantor certified by an officer of the Local Guarantor (the “Local Guarantor Operating Agreement”);
9. Certificates of an officer of the Local Guarantor.
We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.
As used herein, the phrase “the best of our knowledge” means only such actual knowledge as we have obtained from consultation with attorneys presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the matters covered by such opinions. Except as expressly provided otherwise herein, we have not conducted any other investigation or review in connection with the opinions rendered herein, including without limitation a review of any of our files or the files of RAC or the Local Guarantor.
We assume the due authorization, execution and delivery of the Indenture by the Trustee.

lionel sawyer & collins
ATTORNEYS AT LAW
Rent-A-Center Texas, L.L.C.
March 7, 2011

Based upon the foregoing and subject to the following it is our opinion that:
(i) The Local Guarantor is a limited liability company which has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Nevada.
(ii) The Local Guarantor has all requisite limited liability company power and authority to enter into and deliver the Indenture and the Guarantee and to perform its specific obligations under the Indenture and the Guarantee.
(iii) The Indenture and the Guarantee have been validly authorized by the requisite limited liability company action of the Local Guarantor.
(iv) The execution and delivery of the Indenture and the Guarantee, the performance of the Indenture and the Guarantee and the consummation of the transactions contemplated therein and compliance by the Local Guarantor with its obligations thereunder do not and will not: (1) require any consent or approval of their respective members or (2) result in any violation of the provisions of (A) any applicable Nevada law or administrative regulation or to the best of our knowledge, any administrative or court decree of any agency or court of the State of Nevada, which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Local Guarantor and RAC considered as one enterprise or (B) the Local Guarantor Articles of Organization or Local Guarantor Operating Agreement.
We express no opinion as to the laws of any jurisdiction other than the State of Nevada.
We consent to the use of this opinion as an exhibit to the Registration Statement.

lionel sawyer & collins
ATTORNEYS AT LAW
Rent-A-Center Texas, L.L.C.
March 7, 2011

This opinion letter is intended solely for use in connection with the registration and offering of the Guarantee as described in the Registration Statement; provided, however, we hereby consent to the reliance upon this opinion by Fulbright & Jaworski L.L.P, in connection with the Registration Statement and transactions related to the Indenture and the Guarantee.

Very truly yours,
/s/ LIONEL SAWYER & COLLINS

LIONEL SAWYER & COLLINS